C o m p a n y O v e r v i e w P r e s e n t a t i o n | M a r c h 2 0 1 7

2 Forward-Looking Statements Statements in this Presentation not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2016 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements: • exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars • inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand • weak economic conditions and other factors that may decrease demand for our assets and services • decreased demand for portions of our railcar fleet due to adverse changes in the price of, or demand for, commodities that are shipped in our railcars • higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives • events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure • financial and operational risks associated with long-term railcar purchase commitments • reduced opportunities to generate asset remarketing income • operational and financial risks related to our affiliate investments, including the Rolls- Royce & Partners Finance joint ventures • fluctuations in foreign exchange rates • failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees • improvements in railroad efficiency that could decrease demand for railcars • the impact of regulatory requirements applicable to tank cars carrying crude, ethanol, and other flammable liquids • asset impairment charges we may be required to recognize • deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs • competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX • risks related to international operations and expansion into new geographic markets • changes in, or failure to comply with, laws, rules, and regulations • inability to obtain cost-effective insurance • environmental remediation costs • inadequate allowances to cover credit losses in our portfolio • inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

HISTORY AND BUSINESS OVERVIEW 118

4 GATX’s 118-Year History 1898 Established as railcar lessor with 28 railcars 1919 Initiated quarterly dividend 1936 Began rail investment in Canada 1994 Began rail investment in Europe & Mexico 1996 Began locomotive investment 1998 Rolls-Royce Partners and Finance (RRPF) Affiliates 1973 GATX acquired American Steamship Company (ASC) 2012 & 2013 Began rail investments in India and Russia 2017 $7.6 billion* in assets and more than 146,000 wholly-owned railcars worldwide*Assets on- and off-balance sheet as of 12/31/2016

5 GATX Today – Business Segments AMERICAN STEAMSHIP COMPANY  Largest US-flagged vessel operator on the Great Lakes  Operates a fleet of efficient self-unloading ships  Exceptional safety record and leader in Great Lakes environmental matters 69% 15% 8% 4% 4% PORTFOLIO MANAGEMENT  RRPF affiliates are the largest lessors of Rolls-Royce aircraft spare engines worldwide  Over $1.9 billion of committed lease receipts at RRPF RAIL NORTH AMERICA  One of the largest railcar lessors  Diversified fleet of more than 122,000 wholly owned railcars and more than 600 locomotives  Strong customer credit quality, diversification in car types and commodities carried  Over $3.8 billion in committed lease receipts RAIL INTERNATIONAL  GATX Rail Europe (GRE) is one of the largest European tank car lessors  Strong customer credit quality, diversification in car types, geography and commodities carried  Largest railcar lessor in India $7.6 billion NBV* NET BOOK VALUE OF ASSETS 69% Rail North America 15% Rail International 8% Portfolio Management 4% ASC 4% Other *Assets on- and off-balance sheet as of 12/31/2016 As of 12/31/2016

6 GATX’s Strong Global Presence GATX owns or has an interest in more than 146,000 railcars, over 600 locomotives, 17 vessels on the Great Lakes, and more than 400 aircraft spare engines. (Map excludes leasing footprint for RRPF) GATX Rail Operations Footprint GATX Headquarters (Chicago, IL) Major Business Office (excludes sales offices) Major Maintenance Facility (excludes field repair centers, customer site locations, & mobile units) American Steamship Company Headquarters (Williamsville, New York) Rolls-Royce & Partners Finance Headquarters (London, England) As of 12/31/2016

7 GATX Financial Highlights $1.59 $2.01 $2.81 $3.50 $4.48 $5.37 $5.77 2010 2011 2012 2013 2014 2015 2016 7% 9% 11% 13% 15% 18% 18% 2010 2011 2012 2013 2014 2015 2016 $585 $615 $770 $860 $1,031 $715 $621 2010 2011 2012 2013 2014 2015 2016 EPS ROE INVESTMENT VOLUME Graph displays Diluted EPS Diluted EPS & ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. $ M ILL ION S

8 DISCIPLINED BUSINESS APPROACH Disciplined and Proven We strive to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. DISCIPLINED CAPITAL ALLOCATION APPROACH PROVEN RETURNS TO SHAREHOLDERS VISION

9 Straightforward and Proven Business Model Railcar leasing is our core. BUY the railcar at an economically attractive and competitively advantaged price LEASE the railcar to a quality customer at an attractive rate for a term that reflects the business cycle SERVICE the railcar in a manner that maximizes safety, in-use time and customer satisfaction MAXIMIZE the value of the railcar by selling or scrapping at the optimal time

10 Business Model: BUY EXPERIENCED INTERNAL CAPABILITIES DISCIPLINED INVESTMENT APPROACH COMPETITIVE ASSET COST OPPORTUNISTIC INVESTMENT GATX ADVANTAGE GATX achieves lower new car cost by placing large orders at appropriate points in the business cycle GATX focuses on achieving economically attractive and competitively advantaged new car costs GATX consistently identifies attractive opportunities across the business cycle GATX acquires railcars in the secondary market in North America, Europe, and India on an opportunistic basis GATX’s engineering team customizes railcar specifications to meet customer needs GATX’s quality team performs car inspections and quality control during the manufacturing process GATX recognizes that railcars are long-lived assets and that each investment is measured over decades GATX avoids chasing short- term, unsustainable market trends $0 $100 $200 $300 $400 $500 $600 $700 $800 2012 2013 2014 2015 2016 Committed Order Secondary Market Spot $ M ILL ION S As of 12/31/2016 GATX RAIL NORTH AMERICA RAILCAR ACQUISITION SOURCES

11 Business Model: LEASE GATX’s premium service to top-tier customers results in high fleet utilization, strong lease renewal success and customer satisfaction across the globe. CUSTOMER VALUE DELIVERY  Develop lease structures that fit customers’ needs  New Car Inspection Group ensures railcars meet GATX and customers’ specifications before acceptance CAR AVAILABILITY  Utilize multi-year committed orders with railcar manufacturers to maintain a steady stream of new car deliveries  Meet customers’ demands with large, diverse fleet TIME-IN-SERVICE  Assure maintenance capacity for railcar repairs  Minimize railcar issues and unexpected downtime  Assist customers in managing complex railcar regulatory environment CUSTOMER SERVICE  Responsive service representatives  Reduce administrative burden of railcar operations and handle complicated situations for our customers  MyGATXRail.com provides customer self-service, allowing instant access to fleet information

12 Business Model: SERVICE GATX has built a strong market position by focusing on full-service leasing in North America and Europe. MAINTENANCE  Customers rely on GATX to manage the complex process of maintaining railcars  Extensive maintenance network: more than 30 maintenance locations in North America and Europe  In 2016, GATX performed an aggregate of nearly 70,000 maintenance events in its owned and third-party maintenance network in North America and Europe ENGINEERING  GATX’s engineering team consists of mechanical, structural, and chemical engineers  GATX’s engineers tailor railcar solutions to meet customers’ needs, taking into consideration commodity carried, location, and layout of facilities  Develop railcar modification programs TRAINING  GATX provides important training to customers and first responders  GATX offers training at its headquarters, at customer sites, and through its TankTrainer™ mobile classroom TECHNOLOGY  MyGATXRail.com provides real-time fleet management capability and maintenance data to customers  Shop Portal provides GATX personnel with state-of-the-art technology for car inspection, maintenance instructions and reporting in real-time from the shop floor REGULATORY  As a full-service railcar lessor, GATX takes an active leadership role in the complex regulatory landscape  GATX leads several industry groups and agencies in North America and Europe As of 12/31/2016

Business Model: **MAXIMIZE VALUE**

GATX's fleet of well-maintained, modern railcars leased to quality customers allows us to realize significant remarketing income when we decide to offer cars in the secondary market. We also generate scrapping gains at the end of a railcar's useful life.

REMARKETING INCOME (Income from sale of owned assets)

- Capitalize on market peaks
- Helps to maintain a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $40 million of remarketing income per year

Rail North America	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Approximate # of railcars sold	1,600	2,800	700	1,400	1,800	2,000	3,700	2,700	3,900	2,700
Remarketing income ($ millions)	$32.2	$31.4	$13.8	$17.4	$27.4	$45.7	$54.5	$62.6	$67.4	$46.3

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $17 million of scrapping gains per year

Rail North America and Rail International	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Approximate # of railcars scrapped	2,500	4,300	4,400	3,700	3,700	2,700	3,100	3,200	2,600	3,900
Scrapping gains ($ millions)	$15.4	$29.4	$9.7	$18.0	$27.0	$19.2	$20.7	$16.1	$9.5	$3.2

13

GATX

14 27% 26%17% 12% 7% 11% 95% 90% 99% 96% 99% 86% 88% 90% 92% 94% 96% 98% 100% 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 GATX Rail North America Overview WHOLLY OWNED FLEET COUNT 122,000+ CAR TYPE COUNT 160 AVERAGE FLEET AGE 20 Years LOCOMOTIVE COUNT 600+ NUMBER OF CUSTOMERS 900+ COUNTRIES OF OPERATIONS US, Canada, & Mexico INDUSTRIES SERVED2016 OVERVIEW UTILIZATION* *Excludes boxcar fleet 27% Chemicals 26% Refiners & Other Petroleum 17% Railroads & Other Transports 12% Food & Agriculture 7% Mining, Minerals & Aggregates 11% Other Based on 2016 Rail North America Revenue As of 12/31/2016As of 12/31/2016

15 64 67 63 41 35 45 60 62 66 54 32 17% 14% 5% -11% -16% 7% 26% 35% 39% 32% -20% -30% -20% -10% 0% 10% 20% 30% 40% 50% 0 10 20 30 40 50 60 70 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Renewal Lease Term (left axis) Lease Price Index (right axis) Managing Through Cycles GATX quickly adapts to changing market conditions. In a strong market, GATX increases lease rates and stretches lease terms. In a weak market, GATX shortens lease terms and lowers lease rates to maintain utilization. STRONG MARKET STRONG MARKET 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017* Approximate # of railcars scheduled for renewal 20,000 20,000 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 Renewal Success Rate 77% 73% 60% 54% 62% 77% 82% 81% 86% 81% 67% N/A M ON TH S WEAK MARKET *As of 12/31/2016 LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by GATX’s North American fleet composition, excluding boxcars. WEAK MARKET

16 $230 $90 $188 $581 2012 to 2015 2008 to 2011 Secondary Market Investment Volume Remarketing Income GATX RAIL NORTH AMERCA Managing Through Cycles GATX optimizes its fleet composition. In a strong market, GATX increases remarketing activity to take advantage of railcar demand and railcar valuations. In a weak market, GATX seeks out attractive secondary market investment opportunities. Note: In 2014, GATX acquired 18,500 boxcars for $340 million. This acquisition was a niche opportunity outside of cyclical norms and, therefore, was omitted from the 2012 to 2015 Secondary Market Investment Volume presented above. ($ MILLIONS) As of 12/31 STRONG MARKET WEAK MARKET

17 96% 97% 95% 97% 95% 97% 96% 93% 94% 95% 96% 97% 98% 99% 100% 2006 2008 2010 2012 2014 2016 GATX Rail International Overview FLEET COUNT 23,000+ in Europe 750+ in India 150+ in Russia CAR TYPE COUNT 38+ AVERAGE FLEET AGE 18 Years NUMBER OF CUSTOMERS 220+ MAJOR COUNTRIES OF OPERATIONS Germany, Poland, Austria, The Netherlands, Hungary, Czech Republic, and Slovakia INDUSTRIES SERVED BY GRE2016 OVERVIEW GRE FLEET UTILIZATION 58% Refiners & Other Petroleum 24% Mining, Minerals & Aggregates, Chemistry 14% Railroads & Other Transports 4% Other 58%24% 14% 4% Based on 2016 GRE Revenue As of 12/31/2016As of 12/31/2016

18 American Steamship Company Overview Based on 2016 ASC volume As of 12/31/2016 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Total Net Tons Carried by ASC (in millions) 37.2 37.3 35.7 21.2 28.0 28.4 29.7 28.8 30.5 26.5 25.4 ASC Vessels Operated 18 18 18 12 13 14 14 13 15 13 11 VESSEL COUNT 17 AVERAGE DIESEL POWERED FLEET AGE 39 Years CUSTOMER BASE 25 MAJOR COMMODITIES CARRIED Iron Ore, Coal and Limestone ASC COMMODITIES CARRIED2016 OVERVIEW 57% 28% 13% 2% 57% Iron Ore 28% Coal 13% Limestone 2% Other

19 Portfolio Management Overview OWNED PORTFOLIO $593.5 million NBV as of 12/31/2016 SPARE ENGINE COUNT 400+ AVERAGE FLEET AGE 11 Years 2016 RRPF OVERVIEW 63% Aircraft Spare Engine Leasing Affiliates 34% Marine Equipment 3% Other 63% 34% 3% $0 $20 $40 $60 $80 $100 RRPF JV PRE-TAX INCOME (GATX’s SHARE) $ M IL LIO N S

RAIL NORTH AMERICA

21 North America – Industry Railcar Ownership 52% 9% 19% 20% RAILROADS (20%)  Ownership of railcars has been declining  In 2000, 53% of railcars were owned by railroads  Virtually no tank car ownership due to complexities and regulations  Focus of capital investment on infrastructure LESSORS (52%)  Shift from railroad- and shipper- owned railcars to lessor market share  Lessors dominate the tank car segment due to complex services and compliance requirements UMLER as of January 2017 SHIPPERS (19%)  Shipper market share has been relatively constant since 2008 at ~19%  Alternative focus of capital on core business versus railcar investments TTX (9%)  Fleet is predominantly focused on intermodal, flat cars, and boxcars  Overall market share has remained steady since 2008 at ~10% of the North American fleet NORTH AMERICAN FLEET BY CAR TYPE 32% Covered Hopper 22% Open Top 25% Tank 9% Flat 8% Boxcar 4% Intermodal 32% 22% 25% 9% 8% 4% Approximately 1.6 million railcars

22 North America – Industry Shipments & Carloadings 20.9 21.2 17.1 16.9 16 17 18 19 20 21 22 2004 2006 2008 2010 2012 2014 2016 19.4 Demand increased across most major commodity types. Demand declined due to difficulties in nearly every sector. Demand increased as a result of nearly all sectors. Demand declined from 2011 to 2013 due to decreased coal shipments. Demand declined due to energy- related shipments and a significant oversupply of railcars. Association of American Railroads as of 12/31/2016 CARLOADS ORIGINATED (United States and Canada) (Milli o n s) Based on 2016 carloads of approximately 16.9 million 26% 5% 13% 5% 3% 14% 7% 3% 23% 26% Coal 5% Petroleum Products 13% Chemical 5% Forest & Paper Products 3% Food / Kindred 14% Farm Products 7% Auto 3% Metals 23% All Other INDUSTRY SHIPMENT COMPOSITION

23 North America – Industry Backlogs  Cyclicality of the industry is illustrated by the backlog of orders at the railcar manufacturers  The 2014 and 2015 spike in tank car backlog was primarily due to energy markets  Deep backlogs are generally positive for existing lessors’ fleets – Customers’ alternative of buying has long lead times – Access to new cars is limited Railway Supply Institute as of January 2017 ‘99 ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 ‘16 Number of Tank Number of Freight INDUSTRY BACKLOGS 160,000 140,000 120,000 100,000 80,000 60,000 40,000 20,000

24 North America – Lessor Market Share LESSOR TANK CARS  Approximately 407,000 tank cars in North America – About 80% of tank cars are owned by lessors, with the balance owned by shippers  GATX is the second largest tank car lessor UMLER as of January 2017; SMBC counts are post-ARL purchase LESSOR FREIGHT CARS  Approximately 1.2 million freight cars in North America – Ownership is more balanced across owner types than tank  43% lessors, 26% railroads, 18% shippers, and 13% TTX Based on more than 838,500 lessor-owned railcars 15% 16% 18% 12% 13% 6% 20% NORTH AMERICAN LEASING SHARE 15% GATX 16% Union Tank Car 18% Wells Fargo 12% Trinity 13% CIT 6% SMBC 20% Other Based on approximately 324,000 lessor-owned tank cars 19% 38% 15% 9% 8% 11% NORTH AMERICAN TANK CAR LEASING SHARE 19% GATX 38% Union Tank Car 15% Trinity 9% CIT 8% SMBC 11% Other

25 GATX Rail North America Based on more than 838,500 lessor-owned railcars UMLER as of January 2017 Diverse fleet with approximately 160 car types serving over 550 commodities Extensive maintenance network, with highly competitive safety, quality, delivery times, and cost metrics Broad range of value offerings: training, engineering support, regulatory assistance and other services Diverse customer portfolio, with strong credit profiles GATX RAIL NORTH AMERICA 15% 16% 18% 12% 13% 6% 20% NORTH AMERICAN LEASING SHARE 15% GATX 16% Union Tank Car 18% Wells Fargo 12% Trinity 13% CIT 6% SMBC 20% Other

26 GATX Rail North America’s Diverse Customer Portfolio 12/31/2016 Customer families sometimes include more than one customer account, therefore the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity. GATX serves more than 900 individual customers Top 20 customers account for 36% of lease revenue Average relationship tenure of top ten customers is 44 years Largest customer represents less than 6.0% of total lease revenue 26% 36% 16% 22% CREDIT RATINGS OF TOP 50 CUSTOMER FAMILIES 26% AAA, AA, & A 36% BBB 16% BB or < 22% Private / Not Rated

27 CAR TYPE COMMODITIES CARRIED % OF GATX’S FLEET 16.0% 12.7% 10.5% 2.4% 8.3% 14.5% 8.6% 8.7% 7.0% 4.6% 2.6% 4.1% TA N K C A R S (49. 9 % o f Fl ee t) FR EIGH T CA R S (50. 1 % o f Fl ee t) GATX Rail North America’s Fleet Breakdown General Service Tank Cars: 20k-25k gallon General Service Tank Cars: >25k gallon High-Pressure Tank Cars General Service Tank Cars: 13k-19k gallon Other Specialty Tank Cars Boxcars Open-top Cars Gravity Covered Hoppers: >4k cubic feet Pneumatic Covered Hoppers Gravity Covered Hoppers: <4k cubic feet Pressure Differential Covered Hoppers Other Liquid fertilizers, Fuel oils, Asphalt, Food-grade oils, Chemicals (styrene, glycols, etc.) Ethanol & methanol, Food-grade oils, Lubricating oils, Light chemicals (solvents, isopentane, alkylates, etc.), Light petroleum products (crude oil, fuel oils, diesels, gasoline, etc.) LPG, VCM, Propylene, Carbon dioxide Molten sulfur, Clay slurry, Caustic soda, Corn syrup Acids (sulfuric, hydrochloric, phosphoric, acetic, nitric, etc.), Coal tar pitch, Specialty chemicals Paper products, Lumber, Canned goods, Food and beverages Aggregates, Coal, Coke, Woodchips, Scrap metal, Steel coils Grain, Sugar, Fertilizer, Potash, Lime, Soda ash, Bentonite Plastic pellets Sand, Cement, Roofing granules, Fly ash, Dry chemicals Flour, Corn starch, Mineral powder, Lime, Clay, Cement Flat cars (lumber and steel), Intermodal (containerized goods), Automotive (finished vehicles) As of 12/31/2016

28 GATX Rail North America - Energy Markets  GATX purposely avoided investing heavily in the “Crude Oil Boom” – Eventual pipeline developments and market dynamics warranted a cautious approach  Other lessors pursued a different approach  Collapse of “Crude Oil Boom” led to logical outcome – Enormous oversupply of larger tank cars supposedly bound for crude oil service – The retrofit market for legacy 30k-gallon tank cars never materialized  GATX’s exposure is minimal from a car count and net book value perspective – < 2% of GATX’s total fleet is in crude service – < 2% of GATX’s total fleet is in frac sand service As of 12/31/2016

29 GATX Rail North America’s Maintenance Network GATX is known for its integrity, safety, and quality of our operations and superior execution. Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including: All mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. EXTENSIVE MAINTENANCE NETWORK  Six major maintenance facilities  Four maintenance facilities  Seventeen locations with mobile units  Six customer site locations  Third-party maintenance facilities CUSTOMERS RELY ON GATX MAINTENANCE  In 2016, GATX Rail North America performed an aggregate over 62,000 maintenance events in its owned and third-party maintenance network  Using Continuous Improvement, we constantly identify and evaluate opportunities to increase maintenance efficiency to minimize the time our customers are without their railcars As of 12/31/2016

30 GATX Rail North America’s Engineering Expertise GATX’s engineering team, including experienced mechanical, structural, and chemical engineers, communicates regularly with customers and tailors solutions to meet their needs. Examples of engineering support include: Preventative maintenance, Inspection plans, Car design / specifications, Chemical engineering, and customer-specific enhancements AUTO CARRIER CONVERSION PROJECT  GATX Engineering successfully converted older flatcars to auto carriers. Some of these flatcars were originally designed to carry over-the-road trailers and others were designed to carry standard containers (ISO containers). This was an extensive end-to-end engineering project that repositioned these cars into a more attractive market while also increasing their statutory lives from 50 years to 65 years. INCREASED GROSS RAIL LOAD PROJECTS  These projects entail structural modifications to increase the gross rail load for existing, low-capacity cars. Doing so allows these cars to haul heavier loads and improves their marketability and acceptance by shippers/customers.

31 GATX Rail North America Training Programs GATX’s commitment to provide safe, reliable assets goes beyond maintenance and engineering. GATX PROVIDES CRITICAL TRAINING AT ITS HEADQUARTERS, CUSTOMER SITES AND THROUGH ITS TANKTRAINER™ MOBILE CLASSROOM  GATX has offered the TankTrainer™ program since 1993, providing a unique learning experience to nearly 22,000 first responders, customers, and rail industry participants.

32 GATX Rail North America’s Technology & Custom Applications SHOP PORTAL  Provides repair instructions to maintenance network shops  Provides car and event-specific forms to assure that required inspection points and mandatory repair items are documented and addressed MyGATXRail.com  Provides real-time maintenance data and fleet-management capability to our customers GATX continues to innovate for our customers.

33 GATX Rail North America Participates in Regulatory Environment GATX actively participates in or interacts with numerous committees within various industry groups in the United States.  Participation allows GATX to stay current on developments, guide decisions, and communicate information to customers  GATX employees participate in 14 committees within the Association of American Railroads (AAR), including: – Associates Advisory Board, Asset Health Committee, Arbitration & Rules Committee, Equipment Engineering Committee, Tank Car Committee, and the UMLER Committee  GATX employees are involved with 10 Trade and Supplier Associations, including: – The American Chemistry Council, American Petroleum Institute, Equipment Leasing & Finance Association, and Railway Supply Institute

34 GATX Rail North America’s Locomotive Leasing 96% are four-axle locomotives leased to:  Regional and short-line railroads  Industrial users  Class I railroads $34 $32 $35 $38 $39 2012 2013 2014 2015 2016 LOCOMOTIVE LEASE REVENUEGATX OWNS, MANAGES OR HAS AN INTEREST IN MORE THAN 600 LOCOMOTIVES $ M ILL ION S As of 12/31/2016

RAIL INTERNATIONAL

36 30% 70% International – European Industry Snapshot Approximately 705,000 railcars in standard-gauge countries RAILCAR OWNERSHIP  Eastern European fleets include many older, smaller tank cars  Increasingly difficult for smaller lessors to obtain financing and meet required regulatory standards in a cost- effective manner GATX management estimates as of 12/31/2016  Lease rate volatility is lower relative to North American market  Key segments continue to demonstrate need to replace aging equipment for regulatory reasons 30% Leasing Companies 70% Other

37 26% 36% 19% 19% THE STRUCTURE OF THE TANK CAR LEASING MARKET IN EUROPE IS SIMILAR TO NORTH AMERICA’S  Lessors own the majority of the tank cars in Europe – approximately 68%  A few large leasing companies lead the market International – European Industry Snapshot GATX management estimates as of 12/31/2016 29% 16% 31% 15% 9% INDUSTRY CAR TYPES Approximately 705,000 railcars in standard-gauge countries Approximately 77,000 tank cars TANK CAR LEASING MARKET 26% GATX Rail Europe 36% VTG 19% Ermewa 19% Other 29% Flat Wagons 16% Tank Wagons 31% Dry Bulk Wagons 15% Covered Wagons 9% Other

38 GATX Rail Europe GATX management estimates as of 12/31/2016 Operations in the major rail markets across Europe Broad range of value offerings: maintenance, training, engineering support, regulatory assistance and other services Diverse customer portfolio, with strong credit profiles Approximately 77,000 tank cars GATX RAIL EUROPETANK CAR LEASING MARKET 26% GRE 36% VTG 19% Ermewa 19% Other 26% 36% 19% 19%

39 42% 25% 11% 5% 4% 3% 2% 8% CAR TYPE COMMODITIES CARRIED Liquid Petroleum Products Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), crude oil LPG Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures Chemical Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents Freight/Powder Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand 63% 16% 13% 8% GRE Geographies and Fleet Structure Approximately 23,000 railcars as of 12/31/2016Based on 2016 GRE Revenues Nearly 80% of GRE’s revenue is generated in Germany, Poland, and Austria – strong rail freight transport economies. GEOGRAPHIES SERVED FLEET STRUCTURE 63% Liquid Petroleum Products 16% LPG 13% Chemical 8% Other 42% Germany 25% Poland 11% Austria 5% The Netherlands 4% Hungary 3% Czech Republic 2% Slovakia 8% Other

40 80% 10% 10% GRE’s Customer Base GRE’s newer and higher capacity fleet attracts top-tier customers.  Today, the average lease term for GRE is 2 years; however, renewal success rates tend to be high – 17 of GRE’s top 20 customers by revenue have done business with us for at least 15 years Top 10 customers based on 2016 revenue GRE HAS INVESTED MORE THAN $1 BILLION OVER THE LAST 10 YEARS, RESULTING IN A NEWER AND HIGHER CAPACITY FLEET TO SERVE ITS CUSTOMERS 2005 2015 GRE Car Count 18,900 23,000+ GRE Average Fleet Age (years) 24 18 GRE Average Fleet Capacity (million m³) 1,337 1,886 TOP 10 CUSTOMER CREDIT RATING 80% Investment Grade 10% Speculative (BB+ or lower) 10% Private/Not Rated

41 GRE’s Service Offerings MAINTENANCE  GRE’s goal is to ensure maximum railcar availability  Proven track record of extremely high safety standards and technical expertise  A network of owned workshops and certified contract partners  GRE arranges for the cleaning of tanks and railcars combined with scheduled repairs to reduce downtime ENGINEERING  Decades of engineering experience  Project Development department can adapt special railcars in own workshop to meet exact customer needs  GRE controls the entire process - from conceptual design to construction through to the delivery of new and modernized railcars ASSEMBLY  GRE’s own production facility, combined with extensive modernization expertise, guarantees the highest standards in safety and quality  Tailored solutions SUPPORT  Comprehensive customer service  Deep industry- specific know-how combined with understanding of individual transportation needs MODERNIZATION  With an average age of 18 years, GRE has one of the youngest and most modern railcar fleets in Europe  Customer-specific adaptations and additional equipment can be implemented in many railcar types

42 GRE’s Maintenance Network JUNGENTHAL FACILITY (HANNOVER, GERMANY)  Main tasks are revisions, cleaning, and sandblasting  Modern infrastructure with nearly 70 employees OSTRÓDA FACILITY (OSTRÓDA, POLAND)  Main tasks are revisions, new railcar assembly, and reconditioning of components  Modern infrastructure with over 350 employees

43 GATX India  GATX India Private Limited is the market leader in railcar leasing – Owns fleet of approximately 800 container flat wagons – Actively seeks attractive investment opportunities to grow the fleet – Recognized as a key rail industry stakeholder  Leverages GATX Rail North America and GRE’s engineering, services, and fleet management expertise to generate competitive advantages and premium customer services $0 $1 $2 $3 $4 $0 $5 $10 $15 $20 $25 $30 2012 2013 2014 2015 2016 NBV (left axis) Lease Income (right axis) As of 12/31/2016 GATX’s GROWTH IN INDIA GATX OBTAINED THE FIRST EVER WAGON LEASING LICENSE IN 2012 $ M IL LIO N S $ M IL LIO N S

44 GATX Russia  Russia has one of the largest privately owned railcar fleets in the world  GATX Russia owns a fleet of approximately 200 wagons – boxcars and timber-flatcars  Actively pursuing opportunities with multi-national companies and Russian blue-chip companies  Continuing to develop local capabilities  Leverages GATX Rail North America and GRE’s core strengths and relationships to establish local competitive advantages GATX STARTED DEVELOPING BUSINESS OPERATIONS IN RUSSIA IN 2013

AMERICAN STEAMSHIP COMPANY

46 SAILING SEASON GENERALLY RUNS FROM LATE MARCH THROUGH THE END OF DECEMBER  Weather conditions and water levels impact operating efficiencies, especially early spring and early winter SHIPPING INDUSTRY ON THE GREAT LAKES IS MATURE WITH HIGH BARRIERS TO ENTRY  US new-build vessel costs have risen sharply  Jones Act protects US flagged operators  Concentrated customer base Great Lakes Industry Overview 0 20 40 60 80 100 120 2006 2008 2010 2012 2014 2016 US-flagged Net Tons Carried ASC Net Tons Carried Lake Carriers’ Association as of 12/31/2016 US-FLAGGED DRY BULK CARGO CARRIAGE GATX/ASC management estimates as of 02/10/2017 33% 24% 20% 10% 7% 7% Total annual industry capacity 104 million net tons CAPACITY OF US-FLAG VESSEL OPERATORS 33% ASC 24% Interlake Steamship Company 20% Great Lakes Fleet, Inc. 10% Grand River Navigation 7% Central Marine Logistics 7% Other

47 BUSINESS OVERVIEW  ASC provides transportation of dry bulk commodities across the Great Lakes and St. Lawrence Seaway  ASC joined GATX in 1973 and has been in operation over 100 years  ASC operates with significant emphasis on safety and environmental stewardship FLEET OVERVIEW  Fleet of 17 self- unloading vessels – No shore-side assistance required – Operates 24-hours a day, seven days a week (March- January)  Fresh-water vessels are long-lived – ASC operates the youngest US- flagged fleet  Composition of fleet meets varying levels of demand and operational metrics (Range in length from 635’ to 1,000’) CUSTOMER OVERVIEW  ASC served 25 customers in 2016  Top five customers composed 83% of ASC’s total revenue in 2016  Excellent customer relationships  Innovative and solution driven ASC Business Overview As of 12/31/2016

48 13% 28% 57% 2% ASC Commodities Carried & Industries Served Based on 2016 ASC revenue IRON ORE COAL LIMESTONE accounts for the highest volume carried by US-flag Great Lakes vessels is transported to power generating facilities along the Lakes is used by the steel and construction industries 8% 27% 59% 6% 6% INDUSTRIES SERVED BY ASC 8% Construction 27% Electric Utility COMMODITIES CARRIED BY ASC 59% Steel 6% Other Based on 2016 ASC volume of 25.4 million net tons 13% Limestone 28% Coal 57% Iron Ore 2% Other

PORTFOLIO MANAGEMENT

50 Aircraft Spare Engine Leasing Industry Overview GROWTH OF SPARE AIRCRAFT ENGINES Demand and continued switching to spare engine leasing by airlines AIRCRAFT GROWTH 33,000 new aircraft in the next 20 years 1% 10% 40% 50% 1990 1998 2016 2020 (Forecast) Growth Estimates: RRPF management estimate as of 12/31/2016 PERCENT OF INDUSTRY’S SPARE ENGINES LEASED ENGINE GROWTH 69,000 new aircraft engines SPARE ENGINE GROWTH 4,600 new aircraft spare engines with an estimated total value of approximately $70 billion AIR TRAVEL 1980 1995 2010 2X Growth 2X Growth 4.6% expected annual growth until 2035

51 Aircraft Spare Engine Leasing Industry Overview MAINTENANCE SPARE ENGINE OVERVIEW  Engines are very attractive and reliable leasing assets – Robust residual value characteristics – Retain value better over the long term compared to aircraft  Aircraft engines need regular scheduled maintenance (3-5 year intervals) which takes between 90 and 120 days – Correct level of spare engines are maintained to ensure the fleet remains operationally undisrupted – Spare engine ratio to engines installed on aircraft recommended by manufacturers • 8% narrow body • 10-15% wide body Growth Estimates: RRPF management estimate as of 12/31/2016

52 RRPF Affiliates Overview The RRPF portfolio has committed future lease receipts of more than $1.9 billion. RRPF OVERVIEW  GATX established its first partnership with Rolls-Royce plc in 1998  Total NBV of engines upon RRPF establishment was $350 million; today the NBV is approximately $3.3 billion  RRPF affiliates contribute meaningfully to GATX’s financial results  Lease spare aircraft engines to commercial airlines and Rolls- Royce plc – The largest Rolls-Royce spare aircraft engine portfolio in the industry, with more than 400 engines As of 12/31/2016 Based on NBV of approximately $3.3 billion; 100% of RRPF’s portfolio as of 12/31/2016 28% 15% 12% 7% 4% 21% 13% RRPF ENGINE TYPES 28% Trent 700 (A330) 15% V2500 (A320) 12% Trent 900 (A380) 7% Trent 800 (B777) 4% Trent 1000 (B787) 21% XWB (A350) 13% Other

53 RRPF Affiliates Market Leadership RRPF enjoys leading market position in each targeted asset type. 72% 84% 39% 73% 45% 100% 100% 24% 11% 34% 27% 21% Trent 500 Trent 700 Trent 800 Trent 900 V2500 XWB Trent 1000 RRPF MARKET POSITION (% OF SPARE ENGINES ON OPERATING LEASE) RRPF 2nd Largest Spare Engine Lessor of the Asset Type RRPF management estimates as of 4Q 2016

54 DISCIPLINED CAPITAL ALLOCATION APPROACH 118

55 PRIORITY 2  Manage the balance sheet  Maintain a solid investment grade rating of BBB/Baa2  Maintain capacity for opportunistic investments Capital Allocation Framework $763 $634 $781 $480 $585 $615 $770 $860 $1,031 $715 $621 2006 2008 2010 2012 2014 2016 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2006 2008 2010 2012 2014 2016 Cumulative Share Repurchase Cumulative Dividends PRIORITY 1  Invest in value-creating assets whereby GATX can leverage strengths to maximize shareholder value  $7.9 billion* of investments over the period shown PRIORITY 3  In lockstep with Priorities 1 and 2, return cash to shareholders  Over the period shown below, $870 million of share repurchase and $623 million paid to shareholders in dividends 5.4 3.3 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 20022004200620082010201220142016 *Investment Volume and Non-cash Items CASH RETURNED TO SHAREHOLDERS LEVERAGE* (Recourse Debt/Equity) INVESTMENT VOLUME $ M IL LIO N S $ M IL LIO N S *Total Recourse Debt = On-Balance-Sheet Recourse Debt + Off Balance- Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash As of 12/31/2016 As of 12/31/2016 As of 12/31/2016

56 $196 $3,902 $3,068 $1,810 $7,488 $579 $871 $16 $308 Cash from Operations Portfolio Proceeds External Debt (Net) Other Investments Buybacks Sources and Uses of Cash (2007-2016) As of 12/31/2016 $ M ILL ION S Beginning Cash 2007 Dividends Other Ending Cash 2016 $286

FINANCIAL HIGHLIGHTS 57 118

58 2006 2008 2010 2012 2014 2016 Operating Cash Flow Portfolio Proceeds $932 $781 $654 $521 $395 $768 Financial Highlights – Cash Flow and Lease Receipts GATX has nearly $4.1 billion in committed future lease receipts. GATX COMMITTED FUTURE LEASE RECEIPTS As of 12/31/2016 $ M IL LIO N S $ M IL LIO N S OPERATING CASH FLOW & PORTFOLIO PROCEEDS (Continuing Operations) $ 3 4 0 $ 3 6 4 $ 2 6 7 $ 2 4 4 $ 3 0 7 $ 3 7 0 $ 4 0 1 $ 4 4 9 $ 5 3 4 $ 2 9 3 $ 2 4 7 $ 1 5 6 $ 6 8 $ 8 4 $ 1 5 4 $ 2 8 9 $ 3 8 5 $ 2 6 4 $ 4 8 2 $ 1 2 3 As of 12/31/2016 $ 2 2 4 $ 6 2 6

59 % of Assets that are Secured 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 2002 2004 2006 2008 2010 2012 2014 2016 As of 12/31/2016 Total Recourse Debt = On-Balance-Sheet Recourse Debt + Off-Balance-Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash Financial Highlights – Strong Balance Sheet GATX primarily issues unsecured debt (leaving assets largely unencumbered), manages leverage, and balances debt maturity schedules. Sold aircraft leasing business & reduced leverage and secured assets LEVERAGE & REDUCTION OF SECURED ASSETS Recourse Debt/Equity $303 $516 $550 $350 $558 $2,010 2017 2018 2019 2020 2021 Thereafter $ M IL LIO N S FUTURE DEBT OBLIGATIONS Stable Leverage post-2006 As of 12/31/2016

60 Financial Highlights – Strong Balance Sheet GATX has decreased borrowing costs and increased borrowing term. GATX issued more than $500 million of public unsecured debt in 2016. 6.4% 3.7%5.0 3.3 9.0 - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Effective Cost of Debt (left axis) Average Life in Years (right axis) As of 12/31/2016 DECLINING COST OF DEBT & INCREASING BORROWING TERM

61 Financial Highlights – Access to Capital  GATX issued $3.3 billion of long-term debt in the public market during the last 4-years (2013-2016)  GATX efficiently accessed capital in difficult markets – Raised $250 million of debt financing during the depth of the financial crisis in late 2008 – Raised $300 million of debt in February 2009 – Raised $300 million of debt in September 2009

62 Financial Highlights – Results $2.54 $3.07 $3.49 $1.97 $1.59 $2.01 $2.81 $3.50 $4.48 $5.37 $5.77 13% 14% 15% 9% 7% 9% 11% 13% 15% 18% 18% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 EPS (left axis) ROE (right axis) Graph displays Diluted EPS Diluted EPS and ROE exclude Tax Adjustments and Other Items. See the Appendix for a reconciliation of these non-GAAP measures. $ P ER SHAR E

RECONCILIATION OF NON-GAAP MEASURES 63

Reconciliation of Non-GAAP Measures – Net Income Measures

Net Income *(in millions)*	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Net income (GAAP)	$ 183.8	$ 194.8	$ 81.4	$ 80.8	$ 110.8	$ 137.3	$ 169.3	$ 205.0	$ 205.3	$ 257.1
Adjustments attributable to consolidated income, pretax:										
Railcar impairment at Rail North America	-	-	-	-	-	-	-	-	-	29.8
Net loss on wholly owned Portfolio Management marine investments	-	-	-	-	-	-	-	-	9.2	2.5
Residual sharing settlement at Portfolio Management	-	-	-	-	-	-	-	-	-	(49.1)
Early retirement program	-	-	-	-	-	-	-	-	9.0	-
Litigation recoveries	-	-	-	(6.5)	(3.2)	-	-	-	-	-
Leveraged lease adjustment	-	-	-	-	(5.5)	-	-	-	-	-
Gain on sale of office building	-	(12.0)	-	-	-	-	-	-	-	-
Environmental reserve reversal	-	(8.2)	-	-	-	-	-	-	-	-
Total adjustments attributable to consolidated income, pretax	$ -	$ (20.2)	$ -	$ (6.5)	$ (8.7)	$ -	$ -	$ -	$ 18.2	$ (16.8)
Income taxes thereon, based on applicable effective tax rate	$ -	$ 3.8	$ -	$ 2.4	$ 2.0	$ -	$ -	$ -	$ (6.9)	$ 7.2
Other income tax adjustments attributable to consolidated income:										
Income tax rate changes	(17.1)	-	-	-	-	0.7	-	-	14.1	-
GATX income taxes on sale of AAE	-	-	-	-	-	-	23.2	-	-	-
Foreign tax credit utilization	-	-	(7.4)	-	-	(4.6)	(3.9)	-	-	(7.1)
Tax benefits upon close of tax audits	-	-	-	(9.5)	(4.8)	(15.5)	-	-	-	-
Deferred tax benefit from the expiration of the statute of limitations on a tax position taken	-	(6.8)	-	-	-	-	-	-	-	-
Total other income tax adjustments attributable to consolidated income	$ (17.1)	$ (6.8)	$ (7.4)	$ (9.5)	$ (4.8)	$ (19.4)	$ 19.3	$ -	$ 14.1	$ (7.1)
Adjustments attributable to affiliates' earnings, net of taxes:										
Net loss (gain) on Portfolio Management affiliate	-	-	-	-	-	-	-	-	11.9	(0.6)
Income tax rate changes	(3.0)	-	-	(1.9)	(4.1)	(4.6)	(7.6)	-	(7.7)	(3.9)
Pretax gain on sale of AAE	-	-	-	-	-	-	(9.3)	-	-	-
Interest rate swaps at AAE	-	3.3	20.7	9.3	(0.2)	20.5	(6.9)	-	-	-
Total adjustments attributable to affiliates' earnings, net of taxes	$ (3.0)	$ 3.3	$ 20.7	$ 7.4	$ (4.3)	$ 15.9	$ (23.8)	$ -	$ 4.2	$ (4.5)
Net Income, excluding tax adjustments and other items (non-GAAP)	$ 163.7	$ 174.9	$ 94.7	$ 74.6	$ 95.0	$ 133.8	$ 164.8	$ 205.0	$ 234.9	$ 235.9

Earnings per Share	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Diluted earnings per share (GAAP)	$ 3.43	$ 3.88	$ 1.70	$ 1.72	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$ 3.07	$ 3.49	$ 1.97	$ 1.59	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77

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Reconciliation of Non-GAAP Measures – Balance Sheet Measures

On- and Off-Balance Sheet Assets	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Total assets (GAAP)	$4,723.2	$5,190.5	$5,206.4	$5,442.4	$5,846.0	$6,044.7	$6,535.5	$6,919.9	$6,894.2	$7,105.4
Off-balance sheet assets:										
Rail North America	1,230.1	1,056.5	1,012.1	968.1	884.5	863.5	887.9	606.1	488.7	456.5
ASC	-	-	-	-	-	21.0	16.5	11.7	6.8	2.6
Portfolio Management	5.8	4.7	4.0	3.4	2.6	-	-	-	-	-
Total off-balance sheet assets	$1,235.9	$1,061.2	$1,016.1	$ 971.5	$ 887.1	$ 884.5	$ 904.4	$ 617.8	$ 495.5	$ 459.1
Total assets, as adjusted (non-GAAP)	$5,959.1	$6,251.7	$6,222.5	$6,413.9	$6,733.1	$6,929.2	$7,439.9	$7,537.7	$7,389.7	$7,564.5

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